EXHIBIT 4.3


                         FEDEX CORPORATION, as Issuer,
                          THE GUARANTORS NAMED HEREIN,
                     THE ADDITIONAL GUARANTORS NAMED HEREIN
                                      AND
                             THE BANK OF NEW YORK,
                                   as Trustee

                             Supplemental Indenture
                                     No. 1

                       6 5/8% Notes due February 12, 2004
                       6 7/8% Notes due February 15, 2006
                       7 1/4% Notes due February 15, 2011

     SUPPLEMENTAL INDENTURE NO. 1, dated as of February 20, 2001 between FedEx Corporation, a Delaware Corporation (the "Company"), the Guarantors referred to in the Indenture defined below, Federal Express Canada Ltd. and Federal Express Japan K.K. (the "Additional Guarantors"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                                    RECITALS

     The Company, the Guarantors and the Trustee have executed and delivered an Indenture dated as of February 12, 2001 (the "Indenture") to provide for the issuance of the 6 5/8% Notes due 2004, the 6 7/8% Notes due 2006 and the 7 1/4% Notes due 2011;

     Section 12.03 of the Indenture provides that each Person who becomes a Guarantor shall execute a supplemental indenture evidencing the same;

     The Additional Guarantors each desire to become a Guarantor under the Indenture; and

     All acts and proceedings required by law, the Indenture and the organizational documents of the Company, the Guarantors and the Additional Guarantors necessary to constitute this Supplemental Indenture No. 1 a valid and binding agreement for the uses and purposes set forth herein have been done and performed, and the execution and delivery of this Supplemental Indenture No. 1 have in all respects been duly authorized.



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     NOW, THEREFORE, this Indenture witnesseth:

     For and in consideration of the premises and good and valuable consideration the receipt whereof is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of the holders of the Notes of each series, as follows:



                                    ARTICLE 1
     RELATION TO THE INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                                   APPLICATION

     SECTION 1.01. Relation to the Indenture. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

     SECTION 1.02. Definitions and Other Provisions of General Application. For all purposes of this Supplemental Indenture No. 1 unless otherwise specified herein:

     (a) all terms defined in this Indenture which are used and not otherwise defined herein shall have the meanings they are given in the Indenture; and

     (b) the provisions of general application stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture No. 1, except that the words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture No. 1.



                                    ARTICLE 2


     SECTION 2.01. Addition of Guarantors. The Additional Guarantors are each hereby made a party to the Indenture as a Guarantor thereunder.




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                                    ARTICLE 3
                            MISCELLANEOUS PROVISIONS

     SECTION 3.01. Supplemental Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

     SECTION 3.02. Effectiveness. This Supplemental Indenture No. 1 shall take effect as of the date hereof.

     SECTION 3.03. Execution by the Trustee. The Trustee has executed this Supplemental Indenture No. 1 only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, the Guarantors and the Additional Guarantors, and the Trustee makes no representation and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 1 or the execution hereof by any Person (other than the Trustee).

     SECTION 3.04. Governing Law. This Supplemental Indenture No. 1 shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 3.05. Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.






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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture No. 1 to be duly executed, as of the day and year first written above.


                                            FEDEX CORPORATION
Attest:

By: /s/ Andrew M. Paalborg                  By: /s/ Burnetta B. Williams
   --------------------------------            --------------------------------
   Name:  Andrew M. Paalborg                   Name:  Burnetta B. Williams
   Title: Assistant Secretary                  Title: Staff Vice President and
                                                        and Assistant Treasurer



                                            FEDERAL EXPRESS CORPORATION
Attest:

By: /s/ Andrew M. Paalborg                  By: /s/ Tracy G. Schmidt
   --------------------------------            --------------------------------
   Name:  Andrew M. Paalborg                   Name:  Tracy G. Schmidt
   Title: Assistant Secretary                  Title: Senior Vice President and
                                                        Chief Financial Officer



                                            FEDEX GROUND PACKAGE SYSTEM,
                                            INC.
Attest:

By: /s/ Steven H. Taylor                    By: /s/ Ronald R. Trombetta
   --------------------------------            --------------------------------
   Name:  Steven H. Taylor                     Name:  Ronald R. Trombetta
   Title: Senior Vice President                Title: Senior Vice President and
            and General Counsel                         Chief Financial Officer



                                            FEDEX CUSTOM CRITICAL, INC.
Attest:

By: /s/ Kimble H. Scott                     By: /s/ R. Bruce Simpson
   --------------------------------            --------------------------------
   Name:  Kimble H. Scott                      Name:  R. Bruce Simpson
   Title: Vice President and                   Title: President and CEO
            General Counsel



                                            VIKING FREIGHT, INC.
Attest:

By: /s/ Richard S. Goldaber                 By: /s/ Tilton G. Gore
   --------------------------------            --------------------------------
   Name:  Richard S. Goldaber                  Name:  Tilton G. Gore
   Title: VP and General Counsel               Title: President and CEO



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                                            FEDERAL EXPRESS CANADA LTD.
Attest:

By: /s/ Lisa Goldschleger                   By: /s/ Karl O. Stingily
   --------------------------------            --------------------------------
   Name:  Lisa Goldschleger                    Name:  Karl O. Stingily
   Title: Secretary                            Title: VP - Finance/P&A



                                            FEDERAL EXPRESS JAPAN K.K.
Attest:

By: /s/ Harold W. West                      By: /s/ David J. Ross
   --------------------------------            --------------------------------
   Name:  Harold W. West                       Name:  David J. Ross
   Title: Representative Director              Title: Representative Director



                                            THE BANK OF NEW YORK, as Trustee


                                            By: /s/ Stefan Victory
                                               --------------------------------
                                               Name:  Stefan Victory
                                               Title: Agent




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